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                                                                   EXHIBIT 23.04

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cardinal Health, Inc. of our report dated July 29, 1999 relating to the consolidated financial statements of Allegiance Corporation, which appears on page 24 in Cardinal Health, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2000. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule, which appears on page 25 in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 8, 2001